UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

AMERICA’S SUPPLIERS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-27012	27-1445090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7575 E. Redfield Rd. Suite 201 Scottsdale, AZ 85260
(Address of principal executive offices) (Zip code)

480-922-8155
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

America’s Suppliers, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 16, 2010. At the meeting, stockholders re-elected all five directors nominated by the Company’s Board of Directors. In addition, stockholders ratified the appointment of Malone & Bailey, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. Set forth below are the final voting results for each of the proposals.

(1) Election of five (5) director nominees for a one-year term.

Director	Votes For	Votes Withheld
Peter Engel	4,149,067	27,738
Christopher Baker	4,088,618	88,187
Lawrence Schafran	4,155,063	21,742
Vincent Pino	3,958,407	218,398
Justiniano Gomes	4,149,799	27,006

(2) Proposal to ratify the appointment of Malone & Bailey, LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions
6,787,800	21,075	4,660

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICA’S SUPPLIERS, INC.

Dated: June 17, 2010	By:	/s/ Peter Engel
Name: Peter Engel
Title: Chief Executive Officer, President & Chairman